UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – December 18, 2009

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22573 (Commission File Number)	65-0774638 (I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On December 18, 2009, we entered into a Purchase Agreement with a group of accredited investors (“Investors”), pursuant to which we have agreed to issue to Investors up to 45,757,572  shares of our Common Stock at a price of $0.57 per share for total gross proceeds of  $26,081,490.  The transaction was consummated on December 21, 2009.

In the Agreement, we agreed to file one or more registration statements under the Securities Act of 1933 covering the resale by Investors of the shares of our Common Stock issued pursuant to the Agreement. The registration rights provisions of the Agreement contain conventional terms including indemnification and contribution undertakings and a provision for liquidated damages in the event the required registration statements are not filed, or are not declared effective, prior to deadlines set forth in the Agreement.

In connection with the Agreement, The Quercus Trust entered into a Lock Up Agreement with regard to all of its shares of Axion Common Stock and Axion warrants for a period of one year, and it entered into an Amendment No. 2 to its Securities Purchase Agreement with Axion pursuant to which it agreed (i) to waive further registration rights on shares owned by it not currently registered; (ii) to waive further anti dilution rights on its warrants to purchase Axion stock below an exercise price of $.75; and (iii) to pay the Company $500,000 in lieu of acquiring $2,000,000 worth of Common Stock under the Agreement.

In connection with the offering, the holders of the Company's outstanding 8% Cumulative Convertible Senior Preferred Stock converted their shares into an aggregate of 1,390,944 shares of common stock and the requisite holders of the Company's outstanding Series A Preferred Stock agreed to convert their shares into an aggregate of 8,785,483 promptly after the closing.

The Securities Purchase Agreement, the Registration Rights Agreement, the Amendment No. 2 to Securities Purchase Agreement and the Lock Up Agreement are filed as Exhibits 10.1 – 10.4 to this Current Report on Form 8-K, and the foregoing descriptions are qualified in their entirety by reference to such Exhibits.

Item 3.02 — Unregistered Sales of Equity Securities.

Pursuant to the Securities Purchase Agreement described in Item 1.01 above, on December 18, 2009 and December 21, 2009, we issued 45,757,572 shares of our Common Stock to the Investors.

In the Agreement, Investors represented to us that that they are “accredited investors” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933) and that they are acquiring the shares of our Common Stock for their own account, for investment purposes, and without a view toward distribution or resale of such securities. The shares of our Common Stock were issued to Investors in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act.

In connection with the transaction, commissions of $1,230,627 and 719,665 shares of our Common Stock were paid to certain licensed broker dealers, and we paid $30,000 of legal fees on behalf of certain Investors.

Item 9.01 — Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of December 18, 2008, by and between Axion Power International, Inc. and Investors.

10.2	Registration Rights Agreement, executed by Axion Power International, Inc. and Investors.

10.3	Amendment No. 2 to Securities Purchase Agreement between Axion Power International, Inc. and The Quercus Trust

10.4	Lock Up Agreement executed by The Quercus Trust and David Gelbaum and Monica Chavez Gelbaum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 24, 2009

Axion Power International, Inc.

By:	/s/ Thomas Granville
Thomas Granville
Chief Executive Officer